Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 25, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Westwood Holdings Group, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Westwood Holdings Group, Inc. on Form S-8 (File No. 333-160377, effective July 1, 2009).

/s/ Grant Thornton LLP

February 25, 2010

Dallas, Texas